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                                2,840,000 SHARES
                                  COMMON STOCK
                                 (NO PAR VALUE)
                             UNDERWRITING AGREEMENT

                                                                November 2, 2000

A.G. EDWARDS & SONS, INC.
ING BARINGS LLC
PAINEWEBBER INCORPORATED
HOWARD WEIL, A DIVISION OF LEGG MASON WOOD WALKER, INC.
BREAN MURRAY & CO., INC.
HIBERNIA SOUTHCOAST CAPITAL
  c/o A.G. Edwards & Sons, Inc.
  One North Jefferson Avenue
  St. Louis, Missouri  63103

     The undersigned, Evergreen Resources, Inc., a Colorado corporation (the "Company"), hereby addresses you as the underwriters (the "Underwriters") and hereby confirms its agreement with the Underwriters as follows:

     1. DESCRIPTION OF SHARES. The Company proposes to issue and sell to the Underwriters 2,840,000 shares of its common stock, no par value per share (the "Common Stock"), as set forth on Schedule I hereto (such 2,840,000 shares of Common Stock are herein collectively referred to as the "Firm Shares"). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant to the Underwriters the right to purchase up to an additional 426,000 shares of Common Stock (the "Option Shares"), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the "Shares" and are more fully described in the Prospectus hereinafter defined.

     2. PURCHASE, SALE AND DELIVERY OF FIRM SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly,
(a) to purchase from the Company, at a purchase price of $27.935 per share (which represents the public offering price of $29.375 per share minus the underwriting discount of $1.44 per share), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Company any additional number

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of Option Shares that such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

     The Company will deliver the Firm Shares to the Underwriters, against payment of the purchase price therefor in immediately available funds by wire transfer, prior to 1:00 p.m., New York time, on November 8, 2000, or at such other time and date as may be agreed upon in writing by the Company and A.G. Edwards & Sons, Inc. Delivery of the Firm Shares will be in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"). Delivery of the documents required by Section 6 hereof with respect to the Shares shall be made at such time and date at the offices of Vinson & Elkins L.L.P., The Willard Office Building, 1455 Pennsylvania Avenue, N.W., Suite 700, Washington, D.C. 20004, or at such other location as may be agreed upon in writing by the Company and A.G. Edwards & Sons, Inc. For purposes of this Agreement, "Closing Date" shall mean the hour and date of such delivery and payment.

     The Company will cause its transfer agent to deposit as original issue the Firm Shares pursuant to the Full Fast Delivery Program of DTC.

     It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

     It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

     3. PURCHASE, SALE AND DELIVERY OF THE OPTION SHARES. The Company hereby grants an option to the Underwriters to purchase from the Company up to 426,000 Option Shares on the same terms and conditions as the Firm Shares; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by them in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

     The option is exercisable by the Underwriters at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereafter when the New York Stock Exchange is open for trading) (the "Option Period"), for the purchase of all or part of the Option Shares covered thereby, by notice given by the Underwriters to the Company in the manner provided in
Section 12 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the option, and the date of delivery of said Option Shares, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. The Underwriters may


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terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

     The Underwriters shall make such allocation of the Option Shares among them as may be required to eliminate purchases of fractional Shares.

     The Company will deliver the Option Shares to the Underwriters, in book-entry form through the facilities of DTC (or at such other place as the Company and A.G. Edwards & Sons, Inc. may mutually agree upon), against payment by the Underwriters of the per share purchase price to the Company by wire transfer of immediately available funds. Such payment and delivery shall be made at 10:00 a.m., New York time, on the date designated in the notice given by the Underwriters as above provided for (which may be the same as the Closing Date), unless some other date and time are agreed upon, which date and time of payment and delivery are called the "Option Closing Date." On the Option Closing Date, the Company shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Shares as are required to be delivered on the Closing Date with respect to the Firm Shares.

     The Company will cause its transfer agent to deposit as original issue the Option Shares pursuant to the Full Fast Delivery Program of DTC.

     4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. (a) The Company represents and warrants to and agrees with each Underwriter that:

          (i) A registration statement (Registration No. 333-78203) on Form S-3 with respect to the Shares, including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "SEC") and has been filed with and declared effective by the SEC under the 1933 Act. The Company meets the requirements for use of Form S-3 under the 1933 Act. Copies of such registration statement, including any amendments thereto, the base prospectus, dated May 24, 1999, and preliminary prospectus supplement relating to the Shares, dated October 13, 2000 (such preliminary prospectus supplement, including the base prospectus, being referred to herein together as the "Preliminary Prospectus"), and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to the Underwriters. A final prospectus and prospectus supplement relating to the Shares, the terms of the offering thereof and the other matters set forth therein has been prepared and will be promptly filed by the Company with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations. The term "Registration Statement" as


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     used herein means the registration statement as amended at the time it became effective under the 1933 Act and at the time any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective (the "Effective Date"), including financial statements and all exhibits and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Shares may commence, the term "Registration Statement" as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used herein means the final prospectus and prospectus supplement relating to the Shares as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments to the Registration Statement or supplements to the Prospectus, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above.

          (ii) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. None of (x) the Registration Statement, as of the Effective Date, (y) any amendment thereto, as of its effective date, or (z) any Abbreviated Registration Statement, as of its filing date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; and neither any Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material


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     fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information relating to the Underwriters furnished to the Company by A.G. Edwards & Sons, Inc. on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 13 hereof). There is no contract or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations adopted by the SEC thereunder (the "1934 Act Rules and Regulations"). Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations; no such incorporated document contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity and except as rights to indemnity and contribution may be limited under applicable law (the "Exceptions").

          (iv) The Company and its subsidiaries have been duly organized and are validly existing as companies in good standing under the laws of the states or other jurisdictions in which they are incorporated or organized, as the case may be, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company's obligations under, this Agreement; the Company and its subsidiaries are duly qualified to do business as foreign companies in good standing in each state or other jurisdiction in which their ownership or leasing of


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     property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term "Material Adverse
     Effect" as used herein means any material adverse effect on the condition (financial or other), net worth, business, management, prospects, results of operations or cash flow of the Company and its subsidiaries, taken as a whole.

          (v) Except as contemplated in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (or Preliminary Prospectus) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (3) there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries (except that (A) the long-term debt of the Company has increased from approximately $122 million to approximately $127 million,
     (B) the Company has issued approximately 20,000 shares of Common Stock and
     (C) the Company has granted options to acquire approximately 150,000 shares of Common Stock); and (4) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus)

          (vi) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material


                                       6
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     Adverse Effect, nor will such action result in any violation of the provisions of the Company's articles of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the 1933 Act or as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (vii) The Company has duly and validly authorized capital stock as set forth in the Prospectus; all outstanding shares of Common Stock and the Shares conform, or when issued will conform, to the description thereof in the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company's articles of incorporation, bylaws or governing documents or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the subsidiaries.


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          (viii) The statements set forth in the Prospectus describing the
     Shares and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

          (ix) Each of the Company and its subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals ("Permits") from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Prospectus, and each of the Company and its subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its subsidiaries has filed all notices, reports, documents or other information ("Notices") required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any of its subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("Approvals") from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

          (x) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not have a Material Adverse Effect; the Company and its subsidiaries have timely made all necessary payroll tax payments and are current and up-to-date; and the Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries that, individually or in the aggregate, might have a Material Adverse Effect.

          (xi) Except as described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any

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     notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (xii) The Company and its subsidiaries have legal, valid and defensible title to all of their interests in oil and gas properties and to all other real and personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, liens, encumbrances, restrictions and defects of any kind, except (1) such as are described in the Prospectus, (2) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other inchoate obligations and are of a scope and nature customary in connection with similar drilling and producing operations, or (3) those that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or any of its subsidiaries is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or except such as are described in the Prospectus; and neither the Company nor any of its subsidiaries has any notice or knowledge of any material claim of any sort that has been, or may be, asserted by anyone adverse to the Company's or any of its subsidiaries rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's or any of its subsidiaries' rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof.

          (xiii) Except as described in the Prospectus or as would not have a Material Adverse Effect, there is no factual basis for any action, suit or other proceeding involving the Company or any of its subsidiaries or any of their material assets for any failure of the Company or any of its subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment. Except as described in the Prospectus or as would not have a Material Adverse Effect, none of the property owned or leased by the Company or any of its subsidiaries is, to the knowledge of the Company, contaminated with any waste or hazardous substances, and neither the Company nor any of its subsidiaries may be deemed an "owner or operator" of a "facility" or "vessel" that owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section9601 ET SEQ.

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          (xiv) No labor disturbance exists with the employees of the Company or any of its subsidiaries or is imminent that, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its subsidiaries is represented by a union and, to the knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (xv) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (2) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

          (xvi) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (xvii) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its articles of incorporation or bylaws. Neither the Company nor any of its subsidiaries is, or with

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     the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation,
     Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has, at any time during the past five years,
     (1) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (2) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

          (xviii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or that would materially and adversely affect the consummation of the transactions contemplated hereby or that is required to be disclosed in the Prospectus; and to the Company's knowledge, no such proceedings are threatened or contemplated.

          (xix) The Company is not and, after giving effect to the offering and sale of the Shares, will not be a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

          (xx) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxi) BDO Seidman, LLP, the accounting firm that has certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with (or incorporated by reference) and as a part of the Registration Statement or Prospectus, are accurate in all material respects and present fairly the financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly the information shown therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the SEC's rules with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein

          (xxii) The historical financial statements (including the notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenues and direct operating expenses of the Acquisition Properties (as defined in the Prospectus), for the periods specified; except as otherwise stated in the Registration Statement or the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act, and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein.

          (xxiii) Except as disclosed in the Prospectus, no holder of any security of the Company has any right that has not been waived to require registration of shares of

     Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

          (xxiv) The Company has not distributed and, prior to the later to occur of (1) the Closing Date or the Option Closing Date, if any, and (2) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus or the Prospectus or any other materials permitted by the 1933 Act or the 1933 Act Rules and Regulations.

          (xxv) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

          (xxvi) Except for the shares of capital stock of each subsidiary owned by the Company and its subsidiaries, neither the Company nor any subsidiary owns any shares of capital stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in the Prospectus.

          (xxvii) The petroleum engineers who have consented to being named as having reviewed certain reserve data included or incorporated by reference in the Prospectus are independent engineers with respect to the Company and its subsidiaries and the Acquisition Properties.

          (xxviii) The information underlying the estimates of oil and gas reserves as described in the Prospectus is complete and accurate in all material respects; other than production of the reserves in the ordinary course of business and intervening product price fluctuations described in the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves or the present value of future net cash flows therefrom as described in the Prospectus. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.

          (xxix) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property of assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

     (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     5. ADDITIONAL COVENANTS. The Company covenants and agrees with the several Underwriters that:

     (a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

     (b) The Company will deliver to each of the Underwriters, and to counsel for the Underwriters (i) one copy of the executed Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), of any amendments and supplements to the Registration Statement (including all documents incorporated by reference therein) and (ii) a signed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Company will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus (including all documents incorporated by reference therein) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; the Company will promptly advise the Underwriters of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Shares; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

     (c) The Company will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) and will not file any document under the 1934 Act before the termination of the offering of the Shares by the Underwriters if the document would be deemed to be incorporated by reference into the Registration Statement or the Prospectus, of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected or that is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify the Underwriters after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

     (d) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

     (e) If, during the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Company or the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

     (f) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

     (g) The Company will make generally available to its securityholders and to holders of the Shares, as soon as practicable, a consolidated earnings statement (which need not be audited) of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations.

     (h) During any period in which a prospectus relating to any of the Shares is required by law to be delivered under the 1933 Act by any Underwriter or dealer, the Company will file promptly all documents required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the 1934 Act. The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information that may be unaudited. The Company will, for a period of five years from the Closing Date, deliver to the Underwriters at their principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Company will deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Company's financial statements, to the extent such reports are prepared in the ordinary course of such subsidiary's business. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available.

     (i) During the period beginning from the date of this Agreement and continuing to and including 120 days after the date hereof, the Company will not, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, except for the Shares and except for issuances pursuant to the exercise of employee stock options outstanding on the date hereof.

     (j) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

     (k) The Company will promptly provide the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act or relating to any documents incorporated by reference into the Registration Statement or the Prospectus.

     (l) Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company will furnish to the Underwriters, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

     (m) Prior to the Closing Date, the Company will not, without the prior consent of A.G. Edwards & Sons, Inc., which consent shall not be unreasonably withheld, issue any press releases or other public communications directly or indirectly and will hold no press conferences, in each case relating to the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries or the offering of the Shares. Between the Closing Date and the expiration of the Option Period, the Company will not, without the prior consent of A.G. Edwards & Sons, Inc., which consent shall not be unreasonably withheld, issue any non-routine press releases or other public communications directly or indirectly and will hold no non-routine press conferences, in each case relating to the financial condition, results or operations, business, properties, assets or liabilities of the Company or any of its subsidiaries or the offering of the Shares.

     (n) The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares on, the New York Stock Exchange.

     (o) The Company will cause its directors and officers to furnish to the Underwriters, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any shares of Common Stock, any securities convertible into, or exercisable or exchangeable for, Common Stock or any other rights to acquire such shares, for a period of 120 days from the date hereof, without the prior written consent of A.G. Edwards & Sons, Inc.

     (p) The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries, (3) access to the assets of the Company and its subsidiaries is permitted only in accordance with management's authorization, and (4) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals.

     (q) If the Company elects to rely on Rule 462(b) under the 1933 Act, the Company shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 10:00 p.m., New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

     (r) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale or the Shares or (ii)
(A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Shares or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its covenants and obligations hereunder, and to the following additional conditions:

     (a) Any post-effective amendments to the Registration Statement shall have become effective not later than 1:00 p.m., New York time, on the date hereof, or, with the consent of the Underwriters, at a later date and time, not later than 9:00 a.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriters; if the Company has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of (x) 10:00 p.m. New York time, on the date hereof, or (y) at such later date and time as may be approved by the Underwriters. All filings required by Rule 424 of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

     (b) No Underwriter shall have advised the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact that, in the opinion of counsel to the Underwriters, is material, or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) On the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received the opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel for the Company, addressed to the Underwriters and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect set forth in Annex A hereto.

     (d) The Underwriters shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Vinson & Elkins L.L.P., counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as the Underwriters may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

     (e) [Reserved.]

     (f) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received from BDO Seidman, LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to the Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the published Rules and Regulations, and stating to the effect set forth in Schedule II hereto.

     (g) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received from BDO Seidman, LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, confirming that they are independent public accountants with respect to the Acquisition Properties within the meaning of the 1933 Act and the published Rules and Regulations, and otherwise in form and substance satisfactory to the Underwriters.

     (h) Except as contemplated in the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries or any change, or any development involving or that might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, management, prospects, results of operations or cash flow of the Company or its subsidiaries, the effect of which, in any such case described in clause (i) or
(ii), is in the judgment of the Underwriters so materially adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

     (i) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or The Nasdaq National Market or the establishing on such exchanges or market by the SEC or by such exchanges or market of minimum or maximum prices that are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange or the establishing on such exchange by the SEC or by such exchange of minimum or maximum prices that are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by federal or New York or Colorado state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

     (j) The Underwriters shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the President and Chief Executive Officer and the Vice President Finance, Chief Financial Officer and Treasurer of the Company, in their capacities as such, stating that:

          (i) the condition set forth in Section 6(a) has been fully satisfied;

          (ii) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that either the Registration Statement (including any document filed under the 1934 Act and deemed incorporated by reference therein), as of the Effective Date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or the Prospectus or any amendment or supplement thereto

     (including any document filed under the 1934 Act and deemed incorporated by reference therein) as of its respective issue date and as of the Closing Date, or, if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iii) since the most recent Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus that has not been so set forth and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

          (iv) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

          (v) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

          (vi) except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such subsidiary; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving or that may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), net worth, business, management, prospects, results of operations or cash flow of the Company and its subsidiaries taken as a whole; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock;

          (vii) there has not been any change or decrease specified in paragraph 6(a) of the letter or letters delivered to the Underwriters referred to in
     Section 6(f) above, except those changes and decreases that are disclosed therein; and

          (viii) covering such other matters as the Underwriters may reasonably request.

     (k) The Company shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on its part to be performed or any of the conditions herein contained and required to be performed or satisfied by the Company at or prior to such Closing Date.

     (l) The Company shall have furnished to the Underwriters at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as the Underwriters may have reasonably requested.

     (m) The Shares shall have been approved for trading upon official notice of issuance on the New York Stock Exchange.

     (n) The Underwriters shall have received duly and validly executed letter agreements referred to in Section 5(o) hereof.

     (o) At the time of execution of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received a signed letter, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to the Underwriters from each of Netherland, Sewell & Associates, Inc. and Resource Services International, Inc.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and to Vinson & Elkins L.L.P., counsel for the several Underwriters. The Company will furnish the Underwriters with such signed and conformed copies of such opinions, certificates, letters and documents as they may request.

     If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by the Underwriters in writing, this Agreement may be terminated by the Underwriters on notice to the Company.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter for and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the "Blue Sky Application"), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by any Underwriter, expressly for use in the preparation thereof (as provided in Section 13 hereof); and provided, further, that the Company will not be liable to any Underwriter (or any person who controls such Underwriter or any officer, director, employee, agent or other representative of such Underwriter) with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any supplement thereto) if the person asserting any such loss, claim, damage or liability purchased the Shares from such Underwriter but was not sent or given a copy of the Prospectus (as supplemented), other than the documents incorporated by reference therein, at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery of the Prospectus (as supplemented) is required by the 1933 Act, unless the failure to deliver the Prospectus (as supplemented) was a result of noncompliance by the Company with
Section 5(e) of this Agreement.

     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by any Underwriter, expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

     (c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering

(before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this
Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this
Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.

     (e) The obligations of the Company and the Underwriters under this Section 7 shall be in addition to any liability that they may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Company or any Underwriter within the meaning of the 1933 Act.

     (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

     8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. The respective representations, warranties, agreements and statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

     9. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder, the Underwriters may in their discretion arrange for one or more of the Underwriters or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to the Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Underwriters that it has so arranged for the purchase of such Shares, the Underwriters or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in the opinion of the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by the Underwriters and the Company as provided in subsection (a) above, the aggregate number of Shares that remains unpurchased does not exceed one-eleventh of the total Shares to be sold on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by the Underwriters and the Company as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one-eleventh of the total Shares to be sold on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. EFFECTIVE DATE AND TERMINATION. (a) This Agreement may be terminated by the Underwriters at any time at or prior to the Closing Date by notice to the Company if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

     (b) This Agreement also may be terminated by the Underwriters, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

     (c) If the Underwriters terminate this Agreement as provided in Sections 10(a) or 10(b), the Underwriters shall notify the Company by telephone or telegram, confirmed by letter.

     11. COSTS AND EXPENSES. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under Section 10 hereof or is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Shares, the filing fees of the SEC, the fees and expenses of the Company's counsel and accountants and the fees and expenses of counsel for the Company, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof) to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification,
(e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Shares for trading on the New York Stock Exchange, (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares (other than shall have been specifically approved by A.G. Edwards & Sons, Inc. to be paid for by the Underwriters), and (i) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, that the Underwriters will bear and pay the fees and expenses of the Underwriters' counsel (except as provided in this Section 11), the Underwriters' out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.

     If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 10(a), other than by reason of a default by any of the Underwriters, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters.

     12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: T. Frank Murphy, Managing Director, Corporate Finance, facsimile number (314) 955-7387, with a copy to Doug Kelly, General Counsel, facsimile number (314) 955-5913, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 1401 17th Street, Suite 1200, Denver, Colorado 80202, facsimile number (303) 295-7895, Attention: Chief Executive Officer. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Shares or as otherwise furnished to the Company or, if such information has not been so furnished, as provided for above.

     13. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the last sentence of the penultimate paragraph on the cover page of the Prospectus and the tables and the third and eleventh through fourteenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by the Underwriters as such information is referred to in Section 4(a)(ii) and Section 7 hereof.

     14. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and, to the extent provided in Sections 7 and 8, the officers and directors of the Company and each person who controls the Company or any Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

     In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by the Underwriters jointly or by A.G. Edwards & Sons, Inc. on behalf of the Underwriters, as if the same shall have been made or given in writing by the several Underwriters.

     15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     16. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

     17. TIME OF ESSENCE. Time shall be of the essence of this Agreement.

     18. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

     If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

                                       EVERGREEN RESOURCES, INC.

                                       By:  /s/ Kevin R. Collins
                                            --------------------------
                                       Title: Vice President - Finance
                                              and Chief Financial Officer
                                              ------------------------

Accepted in St. Louis,
Missouri as of the date
first above written.

A.G. EDWARDS & SONS, INC.
ING BARINGS LLC
PAINEWEBBER INCORPORATED
HOWARD WEIL, A DIVISION OF LEGG MASON WOOD WALKER, INC.
BREAN MURRAY & CO., INC.
HIBERNIA SOUTHCOAST CAPITAL

By:  A.G. EDWARDS & SONS, INC.

By:  /s/  T. Frank Murphy
     --------------------------
Title: Managing Director
       ------------------------

                                   SCHEDULE I


Name                                                        Number of Shares
----                                                        ----------------
A.G. Edwards & Sons, Inc.                                         994,000
ING Barings LLC                                                   639,000
PaineWebber Incorporated                                          639,000
Howard Weil, a division of Legg Mason Wood Walker, Inc.           284,000
Brean Murray & Co., Inc.                                          142,000
Hibernia Southcoast Capital                                       142,000
                                                                  -------

                  Total                                         2,840,000
                                                                =========


                                   Schedule I

                                   SCHEDULE II

     Pursuant to Section 6(f) of the Underwriting Agreement, BDO Seidman, LLP shall furnish letters to the Underwriters to the effect that:

         (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations thereunder.

         (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable Rules and Regulations with respect to registration statements on Form S-3; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters.

         (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) any material modifications should be made to the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the


                                 Schedule II-1
          applicable accounting requirements of the 1933 Act and the related published Rules and Regulations thereunder.

               (B) any other unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Prospectus.

               (C) the unaudited financial statements which were not included or incorporated by reference in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Prospectus.

               (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated working capital, net current assets or net assets, or any changes in any other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or that are described in such letter.

               (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any changes in any other items specified by the Underwriters, in each case as


                                 Schedule II-2
          compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

         (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Company and its subsidiaries for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear or are incorporated by reference in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.


                                 Schedule II-3

                                     ANNEX A

                OPINION OF WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

          1. The Company and each of its "significant subsidiaries," as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act (each, a "Subsidiary" and, collectively, the "Subsidiaries"), have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and the Subsidiaries, taken as a whole.

          2. The Company and each of the Subsidiaries have corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

          3. The issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except for directors' qualifying shares and as otherwise set forth in the Prospectus, are owned beneficially by the Company free and clear of any perfected security interests, or to such counsel's knowledge, any other security interests, liens, encumbrances, equities or claims, and are not the subject of any agreement or understanding with any person, and were not issued in violation of any preemptive or similar rights; and, to the knowledge of such counsel, except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for any such shares of, capital stock or other ownership interest of any of the Subsidiaries.

          4. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, during the past three (3) years have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and


                                    Annex A-1
     paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable; and no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares.

          5. The Shares are duly authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange. The issuance of the Shares is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the articles of incorporation, bylaws or governing documents of the Company; and, to such counsel's knowledge, except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, the capital stock of, or other ownership interest in, the Company.

          6. The Common Stock conforms to the description thereof set forth in the Prospectus under the heading "Description of Common Stock" and, insofar as such description constitutes a summary of the legal matters, documents or proceedings referred to therein, it provides a fair summary of such legal matters, documents and proceedings.

          7. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company.

          8. To the knowledge of such counsel after due inquiry, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and to such counsel's knowledge, no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties; and, to such counsel's knowledge after due inquiry, no contract or other document is required to be filed as an exhibit to the Registration Statement that is not filed as required.

          9. The issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions provided for herein do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (B) violate any of the terms and provisions of, or constitute a default under, any instrument to which the

                                    Annex A-2

     Company or any of the Subsidiaries is a party and filed as an exhibit to
     (i) the Registration Statement, (ii) the most recent Annual Report on Form 10-K incorporated by reference therein or (iii) any other report filed by the Company with the SEC under Section 13(a) of the 1934 Act after the date of such Annual Report on Form 10-K, except for such violations and defaults that would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, or violate the articles of incorporation or bylaws of the Company or the governing documents of any of the Subsidiaries or, to such counsel's knowledge, any applicable law or any order of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of the Subsidiaries.

          10. The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto has been issued, and, to such counsel's knowledge after due inquiry, no proceedings for that purpose have been instituted or threatened or are contemplated by the SEC.

          11. The Registration Statement originally filed with respect to the Shares and each amendment thereto and the Prospectus (in each case, including the documents incorporated by reference therein, but not including the financial statements and other financial or statistical information contained or incorporated by reference therein and any information furnished by the Underwriters, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the Exchange Act and the respective rules and regulations of the SEC thereunder.

          12. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

          13. To the knowledge of such counsel after due inquiry and except as disclosed in the Prospectus, no holder of any security of the Company has any right, which has not been waived, to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby.


                                    Annex A-3

     Such counsel shall confirm that during the preparation of the Registration Statement and the Prospectus, such counsel participated in conferences with the Underwriters and their counsel and with officers and representatives of the Company and its independent accountants, at which conferences the contents of the Registration Statement and the Prospectus (including all documents filed under the 1934 Act and deemed incorporated by reference therein) were discussed, reviewed and revised. On the basis of the information that was developed in the course thereof, considered in light of such counsel's understanding of applicable law and the experience gained by such counsel through their practice thereunder, without such counsel assuming responsibility for the accuracy and completeness of such statements except to the extent expressly provided above, such counsel shall confirm that nothing came to their attention that would lead them to believe that either the Registration Statement (including any document filed under the 1934 Act and deemed incorporated by reference therein), as of the Effective Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or the Prospectus or any amendment or supplement thereto (including any document filed under the 1934 Act and deemed incorporated by reference therein) as of its respective issue date and as of the Closing Date, or, if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements or other financial data as to which such counsel need express no opinion).

     In rendering the foregoing opinion, such counsel may rely, (1) as to the matters set forth in paragraphs 1 through 5 (except the first sentence of paragraph 5) and paragraph 7 solely on the opinion of Berenbaum, Weinshienk & Eason, P.C., (2) as to matters involving the application of the laws of Colorado solely on the opinion of Berenbaum, Weinshienk & Eason, P.C., or such other counsel satisfactory to them and Vinson & Elkins L.L.P., and (3) as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company, provided, in either case, that such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon.


                                    Annex A-4